Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of UBI Blockchain Internet, LTD (the “Company”) on Form 10-Q for the three months ended November 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tony Liu, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 23, 2017

/s/ Tony Liu____________

Tony Liu,

(Principal Executive Officer)